                                                                  EXHIBIT 2.2(c)

                               SECOND AMENDMENT TO
                            ASSET EXCHANGE AGREEMENT

     THIS SECOND AMENDMENT (the "Amendment") is made and entered into this 24 day of April, 1996 amends that certain Asset Exchange Agreement by and between Paracelsus Halstead Hospital, Inc. ("PHH"), Paracelsus Elmwood Medical Center, Inc. ("PEMC"), Paracelsus Peninsula Medical Center, Inc. (""PPMC''), Paracelsus Real Estate Corporation ("PREC"), Pioneer Valley Hospital, Inc. ("PVH") and Medical Center of Santa Rosa, Inc. ("MCSR") dated November 28, 1995 as subsequently amended as of February 20, 1996 by PHH, PEMC, PPMC, PREC, PVH and MCSR (the "Agreement").

                                    RECITALS:

     A. The parties would like to amend the Agreement to shorten the term of the provision and reduce the Maximum Potential Payback relating to the Granger Provisions and to clarify certain matters relating thereto.

     B. The parties would like to amend the Agreement to provide for the contingency of Section 11.23 of the Agreement relating to the Granger Provisions and for the early termination of the Utah Provider Agreement.

     C. The parties would like to amend the Agreement to delete therefrom certain covenants of C/HCA.

                                A G R E E M E N T

     NOW, THEREFORE, for the consideration recited in the Agreement and the promises and covenants contained therein and herein, the parties hereto agree as follows:

     1. AMENDMENT TO THE PERIOD OF APPLICABILITY OF THE GRANGER PHYSICIAN PROVISION (SECTION 11.23). The title of Section 11.23 "Granger Physicians" is hereby changed to "Granger Provisions". The last sentence of the first introductory paragraph (preceding Section 11.23.1) shall be amended so that the defined term "Actual Payback Sum" appearing therein shall be replaced with the defined term "Granger Payment" and so that the phrase "(i) Recapture Payments,
(ii) a Maximum Potential Payback and (iii) maximum term of four (4) years" shall be deleted and replaced with the phrase "(i) a Maximum Potential Payback and (ii) a maximum term of two (2) years".

     2. AMENDMENT TO DEFINITIONS (SECTION 11.23.1). Section 11.23.1 of the Agreement shall be amended as follows:

     (a) The dollar amount reflected in subparagraph (c) shall be amended to read "$17,243,000".

     (b) Subparagraph (d), "Calculation Period" definition, shall be amended to read as follows: "shall mean the period commencing on the later of July 15, 1996 or the Closing Date and ending on the second anniversary thereof."

     (c) Subparagraph (e), "Maximum Potential Payback" definition, shall be amended to read as follows: "shall mean $20,000,000".

     (d)  Subparagraph (h) shall be deleted in its entirety.

     3. DELETION OF RECAPTURE PROVISION (SECTION 11.23.3). Section 11.23.3 shall be deleted in its entirety and replaced with the phrase "Reserved".

     4.   CONTINGENCY OF THE GRANGER PHYSICIAN PROVISION (SECTION 11.23).
Section 11.23 of the Agreement shall be amended by adding the following to the end thereof:

          11.23.9 APPLICATION OF THIS PROVISION. Notwithstanding any of the foregoing, this Section 11.23 will not become operative unless or until the occurrence of the PHC/Champion Abandonment (defined herein) at which time it will become applicable as of the later of July 15, 1996 or the Closing Date and shall continue for a period of two (2) years. In the event that the Merger Event (defined herein) occurs at any time within the Calculation Period, then this Section 11.23 shall have no force or effect and shall be void AB INITIO in all respects. If the Merger Event occurs after a PHC/Champion Abandonment, then PHC shall immediately repay to C/HCA any amount paid by C/HCA to PHC hereunder. As used herein, the "PHC/Champion Abandonment" shall mean the termination or other abandonment by Paracelsus Healthcare Corporation ("PHC") and Champion Healthcare Corporation ("Champion") (or their respective affiliates) of the proposed merger of PHC and Champion which termination or other abandonment is evidenced by some form of written agreement to that effect between PHC and Champion and shall be effective for all intents and purposes to terminate any form of negotiation between the two companies (or their affiliates) with respect to a proposed combination or other transaction whereby PHC would acquire Champion assets in Utah or Champion would acquire PHC assets in Utah. As used herein, the "Merger Event" shall refer to the merger of PHC with Champion, some other consolidation of PHC or Champion (or of their affiliates), the acquisition (directly or indirectly) by PHC or any of its affiliates of the hospitals in Utah owned by Champion or the acquisition (directly or indirectly) by Champion or any of its affiliates of the hospitals in Utah owned by PHC.

     5.   TERM AND CONTINGENCY OF THE UTAH PROVIDER AGREEMENT (SECTION 11.14).
Section 11.14 of the Agreement shall be amended by deleting "up to four (4) years after the Closing Date" and replacing therefor "up to two (2) years after the Closing Date with respect to the Utah Provider Agreement and four (4) years following the Closing Date with respect to the Florida Provider Agreement" and by adding the following to the end thereof "provided, however, upon the occurrence of the Merger Event (defined herein), any obligations of C/HCA or PHC under this Section 11.14 (with respect to the Utah Provider Agreement) and the Utah Provider Agreement executed at the Closing shall immediately terminate. As used herein, the "Merger Event" shall refer to the merger of Paracelsus Healthcare Corporation ("PHC") with Champion Healthcare Corporation ("Champion"), some other consolidation of PHC or Champion (or of their affiliates), the acquisition (directly or indirectly) by PHC or any of its affiliates of the hospitals in Utah owned by Champion or the acquisition (directly or indirectly) by Champion or any of its affiliates of the hospitals in Utah owned by PHC." The parties hereto hereby agree that the Utah Provider Agreement shall be amended to reflect this change.

     6. AMENDMENT TO COVENANTS OF C/HCA (SECTION 11.9). Section 11.9 of the Agreement shall be amended as follows:

     (a) Subpart (a) of the last sentence of the first paragraph is hereby deleted in its entirety.

     (b) Effective as of the effective date of the Merger Event, if any, the Initial Covenant Term with respect to the Pioneer Hospital shall terminate. After such date the C/HCA entity and its affiliates shall be under no restrictive covenants with respect to the geographic area surrounding Pioneer Hospital.

     7.   LIMITATION OF GRANGER CLINIC STAFFING (SECTION 11.23.7). Section
11.23.7 shall be amended by deleting the term "(maximum of four years)" from the fourth line of this section and replacing it with "(maximum of two years)".

     8. CHAMPION UTAH PROVIDER AGREEMENTS. As a part of its proposed transaction with Champion, PHC shall cause the Utah Provider Agreement executed by and between Champion and C/HCA dated November 9, 1995 (executed in connection with Champion's acquisition of Jordan Valley Hospital in Utah) and the Utah Provider Agreement dated April 13, 1995 by and between Champion and Healthrust, Inc. - The Hospital Company (executed in connection with Champion's acquisition of Salt Lake Regional Hospital in Utah) to be terminated effective as of the effective date of the Merger Event.

     9. COUNTERPART SIGNATURE. This amendment may be executed in one or more counterparts, each of which shall be an original but all of which shall constitute one agreement.

     10. DEFINITIONS. Any terms left undefined in this Amendment will have the meaning ascribed to them as set forth in the Agreement.

     IN WITNESS WHEREOF, each of the parties has signed this Amendment on the date first above written.

               PARACELSUS HALSTEAD HOSPITAL, INC.

               By: /s/ ROBERT C. JAY
                   -------------------------------------
               Title: VICE PRESIDENT
                      ----------------------------------

               PARACELSUS ELMWOOD MEDICAL CENTER, INC.

               By: /s/ ROBERT C. JAY
                   -------------------------------------
               Title: VICE PRESIDENT
                      ----------------------------------

               PARACELSUS PENINSULA MEDICAL CENTER, INC.

               By: /s/ ROBERT C. JAY
                   -------------------------------------
               Title: VICE PRESIDENT
                      ----------------------------------

               PARACELSUS REAL ESTATE CORPORATION

               By: /s/ ROBERT C. JAY
                   -------------------------------------
               Title: VICE PRESIDENT
                      ----------------------------------

               PIONEER VALLEY HOSPITAL, INC.

               By: /s/ V. CARL GEORGE
                   -------------------------------------
               Title: VICE PRESIDENT
                      ----------------------------------

               MEDICAL CENTER OF SANTA ROSA, INC.

               By: /s/ V. CARL GEORGE
                   -------------------------------------
               Title: VICE PRESIDENT
                      ----------------------------------